EXHIBIT 10.3

TCF FINANCIAL 2015 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK AWARD

AND NON-SOLICITATION / CONFIDENTIALITY AGREEMENT

RSA NO. [X]

Employee Name:	[Name]

Target Shares of Performance-Based Restricted Stock:	[Shares Granted]

Award Date:	[Date]

Closing Price on Award Date:	[Price]

Shares of Performance-Based Restricted Stock (“Restricted Stock”) are hereby granted effective on the Award Date set forth above by TCF Financial Corporation (“TCF Financial” or the “Company”) to [Grantee] (the “Grantee”) (the “Award”).

WHEREAS, the Company has adopted the TCF Financial 2015 Omnibus Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Independent Subcommittee (the “Independent Subcommittee”) of the Compensation, Nominating, and Corporate Governance Committee (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.              Grant of Performance-Based Restricted Stock. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Award Date a Restricted Stock Award consisting of the number of shares of Common Stock of the Company set forth above (the “Restricted Stock”), on the terms and conditions and subject to the Performance Goals and other restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.  The Committee hereby designates this Award as a Qualified Performance-Based Award under the terms of the Plan.

2.              Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company.

3.              Performance Period; Performance Goals; Vesting.

3.1                The Performance Period shall be [          ].

3.2                The Performance Goal is [          ].

3.3                Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the Performance Period, and further provided that the Performance Goals set forth in Section 3.2 have been satisfied, the shares of Restricted Stock will vest upon certification by the Committee that the Performance Goal has been achieved (the “Vesting Date”).  In the event that the Committee certifies that the Performance Goal is not achieved, the Award shall be automatically forfeited.

3.4                Notwithstanding the foregoing, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock has vested (except as set forth in Section 3.5), the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

3.5                Notwithstanding the foregoing, if a Change in Control occurs and the Participant’s Continuous Service is terminated by the Company without Cause (other than for death or Disability) or by the Participant for Good Reason, in either case, within 12 months following the Change in Control, [        ]% of the target Award shall become immediately vested.

3.6                Notwithstanding Section 3.1, in accordance with Section 14.5 of the Plan, the Committee may, but is not required to, prescribe rules pursuant to which the Grantee may elect to defer settlement of the Restricted Stock. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.

3.7                [If the Performance Goal is relative to a peer group:  The Peer Group shall consist of:  [          ].]

4.              Restrictions. Subject to any exceptions set forth in this Award or the Plan, during the Performance Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Performance Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5.              Rights as Stockholder; Dividends.

5.1                The Grantee shall be the record owner of the Restricted Stock and shall be entitled to the right to vote such shares but shall not be entitled to receive all dividends or other distributions paid with respect to such shares until such have vested in accordance with Section 3. Notwithstanding the foregoing, any stock dividends, stock split or other adjustments contemplated by Section 11 of the Plan in respect of the Restricted Stock shall be subject to the same vesting provisions and restrictions on transferability as the shares of Restricted Stock with respect to which they were issuable or paid.

5.2                The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests and Grantee has made payment of the withholding taxes to the Company pursuant to Section 8.1 below.

5.3                If the Grantee forfeits any rights Grantee has under this Award in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

6.              No Right to Continued Service. Neither the Plan nor this Award shall confer upon the Grantee any right to be retained in any position with the Company. Further, nothing in the Plan or this Award shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

7.              Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Restricted Stock shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

8.              Tax Liability and Withholding.

8.1                The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)                tendering a cash payment.

(b)                authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(c)                 delivering to the Company previously owned and unencumbered shares of Common Stock.

8.2                Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9.              Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10.       Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.       Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Award or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.

12.       Notices. Any notice required to be delivered to the Company under this Award shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Award shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.       Governing Law. This Award will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.       Interpretation. Any dispute regarding the interpretation of this Award shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15.       Restricted Stock Subject to Plan. This Award is subject to the Plan as approved by the Company’s stockholders and as may thereafter be amended or modified in accordance with its terms. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.       Successors and Assigns. The Company may assign any of its rights under this Award. This Award will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

17.       Severability. The invalidity or unenforceability of any provision of the Plan or this Award shall not affect the validity or enforceability of any other provision of the Plan or this Award, and each provision of the Plan and this Award shall be severable and enforceable to the extent permitted by law.

18.       Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Award does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19.       Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Award without the Grantee’s consent.

20.       No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.       Counterparts. This Award may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.       Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Award. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Award. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

As a condition of accepting this Award of Performance-Based Restricted Stock and in consideration of the opportunity to receive shares of stock, I, the undersigned Grantee, agree that for the duration of my employment with TCF Financial, TCF National Bank or any of their affiliated companies (“TCF”) and for a period of 12 months after my termination of employment, I will not solicit or attempt to solicit any of the customers of TCF or solicit or attempt to hire any current employees of TCF for any other bank, financial services company, lending company, leasing company or other corporation, person or other entity providing the same or similar products or services as provided by TCF.  I also agree that in the event of my termination of employment with TCF I will not remove any documents, customer information or other TCF proprietary materials from TCF premises, computers or otherwise without specific permission and will promptly return upon request any and all TCF-related documents, customer information or other TCF proprietary materials in my possession.  I understand this is a binding contractual agreement which TCF may enforce in court and/or seek damages from me if it is violated, even if the Performance-Based Restricted Stock awarded in this Performance-Based Restricted Stock Award Agreement never become vested.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TCF FINANCIAL CORPORATION

By:
Name:
Title:

[EMPLOYEE NAME]

By:
Name: